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Exhibit 10.8

AMENDMENT
TO
SCB SAVINGS OR CASH OPTION PLAN FOR EMPLOYEES

        Amendment (this "Amendment") to the SCB Savings or Cash Option Plan for Employees (the "Plan")

        WHEREAS, Alliance Capital Management L.P. ("Alliance") desires to amend the Plan as provided herein; and

        WHEREAS, pursuant to Section 8.1 of the Plan, Alliance has the authority to amend the Plan, subject to action by the Board of Directors of the general partner of Alliance, or a Committee thereof designated by such Board;

        NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 2003, unless otherwise specified, as follows:

        1.     Section 4.1(c) of the Plan is amended by adding the following language at the end thereof:

    Notwithstanding any provision of the Plan to the contrary, with respect to the Plan Year ending December 31, 2003 (the "2003 Plan Year"), the Employer's Non-Elective Contribution shall be made to the Plan in accordance with the following:

    (a)    The discretionary Base Contribution shall be allocated in accordance with Section 4.4(b)(3)(i) except that, for purposes of such allocation, the Taxable Wage Base, a Participant's Excess Compensation and Compensation shall be multiplied by 20/27;

    (b)    The discretionary Excess Contribution shall be allocated in accordance with Section 4.4(b)(3)(ii) except that:

            (i)    "Base Compensation" instead of "Compensation" shall be used;

            (ii)    the result determined under Section 4.4(b)(3)(ii), as modified pursuant to this Section 4.1(c), shall be multiplied by 7/27; and

            (iii)    each Participant who is employed by an Employer on the last day of the 2003 Plan Year shall be eligible for the Excess Contribution without regard to whether such Participant completed a Year of Service during the 2003 Plan Year and without regard to whether such Participant is a Highly

    Compensated Employee who is also a shareholder of Sanford C. Bernstein Inc.;

    (c)    The total amount that may be allocated to the Plan on behalf of any Participant with respect to the 2003 Plan Year as a Base Contribution pursuant to Section 4.4(b)(3)(i) shall not exceed $4,444.44; and

    (d)    "Base Compensation" shall mean that part of a Participant's Compensation equal to such Participant's base salary (or draw, if no base salary) received for services rendered to an Employer, including Deemed 125 Compensation and any portion of base salary (or draw, if no base salary) deferred by the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) or 401(k), but shall not include, by way of example rather than by way of limitation, overtime pay, bonuses, severance pay, distributions on Units, reimbursement for moving expenses, reimbursement for educational expenses, reimbursement for any other expenses, contributions or benefits paid under this Plan or any other plan of deferred compensation, or any other extraordinary item of compensation or income; provided that in the case of a Participant whose compensation from an Employer includes commissions, commissions shall be included only to the extent that the Participant's aggregate compensation taken into account does not exceed $100,000. In addition, Base Compensation shall not include amounts paid to non-resident aliens which do not constitute income from United States sources (within the meaning of Code Section 862) except in the case of a non-resident alien who is a Participant and for whom the Company so specifies. Base Compensation for any Plan Year shall not exceed the Section 401(a)(17) Limitation.

        2.     Section 4.1 of the Plan is amended by adding a new paragraph (g) at the end thereof to read as follows:

    (g)    Special Rules for 2003. Notwithstanding Section 4.1(b) of the Plan, with respect to the 2003 Plan Year, the Employer Elective Contribution pursuant to Section 4.1(b) made on behalf of eligible Participants shall be equal to:

            (i)    On behalf of each Participant who is eligible for a Elective Contribution for the 2003 Plan Year as set forth in Section 4.4(b)(2), a discretionary "Regular Matching Contribution" shall be made to the Plan equal to 100% of each such Participant's Deferred Compensation with respect to the 2003 Plan Year times 20/27, up to a maximum Regular Matching Contribution for any Participant of $370.37; plus

            (ii)    On behalf of each Participant who is employed by an Employer on the last day of the Plan Year (without regard to the eligibility requirements of Section 4.4(b)(2) which shall not apply to the allocation of the Additional Matching Contribution), a discretionary "Additional Matching Contribution" shall be made to the Plan equal to 100% of each such Participant's Deferred Compensation with respect to the 2003 Plan Year times 7/27, up to a maximum limit on the amount of any such Additional Matching Contribution as is specified by the Employer prior to the end of the Plan Year.

        3.     Section 4.4(b)(2) of the Plan is amended by adding the following language at the end:

    Notwithstanding the foregoing, with respect to the Employer's Regular Matching Contribution pursuant to Section 4.1(g)(i) of the Plan, to each Participant whose rate of base salary (or draw if no base salary), excluding overtime, bonuses and commissions, as of the first day of the Plan Year (or if not employed by the Employer on the first day of the Plan Year, as of the Participant's date of reemployment), annualized based on 26 bi-weekly pay periods per year, is less than $50,000 and with respect to the Employer's Additional Matching Contribution pursuant to Section 4.1(g)(ii) of the Plan, an allocation to each Participant who is eligible for an Additional Matching Contribution pursuant to Section 4.1(g)(ii) of the Plan.

        4.     The Plan is amended by adding an Appendix A to the end thereof to read as follows:

APPENDIX A
REQUIRED DISTRIBUTION RULES

    Section 1.    General.    Pursuant to Section 10.08 of the Plan, this Appendix A describes the required distribution rules for Participants who have reached their Required Beginning Date, as those terms are defined in the Plan, as well as the incidental death benefit requirements. The terms of this Appendix A shall apply solely to the extent required under Code Section 401(a)(9) and shall be null and void to the extent that they are not required under Section 401(a)(9) of the Code. Any capitalized terms not otherwise defined in this Appendix A have the meaning given those terms in the Plan. Notwithstanding any other provision of the Plan, distributions must be made in compliance with Treasury Regulations under Code Section 401(a)(9).

    Section 2.    Required Distributions.    As of any Participant's Required Beginning Date, the Participant must begin to receive distributions of his or her benefits under the Plan.

    Section 3.    Single-Sum Distribution.    A Participant may satisfy the requirements of this Appendix A by receiving a single lump-sum distribution on or before his or her Required Beginning Date.

    Section 4.    Time and Manner of Distribution.

            4.1    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest must be distributed, or begin to be distributed no later than as follows:

              (a)    If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

              (b)    If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

              (c)    If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

              (d)    If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 4.1, other than Section 4.1(a), will apply as if the surviving spouse were the Participant.

              For purposes of this Section 4.1 and Section 6, unless Section 4.1(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 4.1(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 4.1(a).

            4.2    Forms of Distribution. Unless the Participant's interest is distributed in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions must be made no slower than required under Sections 5 and 6 of this Appendix A.

    Section 5.    Required Minimum Distributions During Participant's Lifetime.

            1.    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

              (a)    the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year, or

              (b)    if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

            2.    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 5 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

    Section 6.    Required Minimum Distributions After Participant's Death

            6.1    Death On or After Date Distributions Begin.

              (a)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

              (1)    The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

              (2)    If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouses death, reduced by one for each subsequent calendar year.

              (3)    If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

              (b)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the

      Participant's death, the minimum a mount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            6.2    Death Before Date Distributions begin.

              (a)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 6.1.

              (b)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

              (c)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 4.1(a), this Section 6.2 will apply as if the surviving spouse were the Participant.

            6.3    Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 4 of this Appendix, but the Participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

    Section 7.    Definitions.

            7.1    Designated Beneficiary. The individual who is designated as the beneficiary under Section 2.04 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            7.2    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 4.1. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

            7.3    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

            7.4    Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

            7.5    Required Beginning Date. The April 1st following the end of the calendar year in which occurs the later of (x) the Participant's attainment of age 70 1/2 and (y) the Participant's termination of employment. Notwithstanding the foregoing, with respect to a Participant who is a (5% owner, as defined in Section 416(i) of the Code, the "Required beginning Date" shall be the April 1st following the end of the calendar year in which the Participant attains age 70 1/2, whether or not he is then employed.

    Section 8.    Pursuant to procedures prescribed by the Committee, a Participant may elect, prior to his or her Required Beginning Date, to receive distributions in compliance with this Appendix A pursuant to the "fixed amortization method" or "fixed annuity method" under Rev. Rul. 2002-62. A Participant who has so elected may subsequently revoke such election and receive payments under the provisions of this Appendix A other than Section 8.

    Section 9.    Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Participant's child shall be treated as if it had been paid to such Participant's surviving spouse if such amount will become payable to such spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.

    Section 10.    TEFRA Section 242(b)(2) Elections.    Notwithstanding the other provisions of this Appendix A, other than the last sentence of Section 1 of this Appendix A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

    Section 11.    This Appendix A is not intended to defer the timing of distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan.

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Exhibit 10.8
AMENDMENT TO SCB SAVINGS OR CASH OPTION PLAN FOR EMPLOYEES
APPENDIX A REQUIRED DISTRIBUTION RULES